UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2003

POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota (State of Incorporation)	1-11411 (Commission File Number)	41-1790959 (I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)

(763) 542-0500
(Registrant’s telephone number, including area code)

Item 7(c).   EXHIBITS.

     99.1   Presentation Materials.

Item 9.   REGULATION FD DISCLOSURE

     Attached hereto is a copy of materials dated March 4, 2003 and prepared with respect to presentations to investors and others that may be made by Mr. Thomas C. Tiller, President and Chief Executive Officer, or other senior officers of Polaris Industries Inc. These materials are also available on the Company’s website at www.polarisindustries.com. These materials replace and supercede those materials included as exhibits to the Company’s Current Reports on Form 8-K furnished to the Securities and Exchange Commission on July 29, 2002 and on November 28, 2001.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it behalf by the undersigned, thereunto duly authorized.

Date:  March 4, 2003

POLARIS INDUSTRIES INC. /s/ Michael W. Malone Michael W. Malone Vice President — Finance, Chief Financial Officer and Secretary of Polaris Industries Inc.

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